UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2022, Deanna T. Brady submitted her resignation as a member of the board of directors of The Real Good Food Company, Inc. (the “Company”), effective immediately. Ms. Brady has served as a director on both the Company’s audit committee and nominating and corporate governance committee since November 2021. Ms. Brady’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

A copy of the press release discussing Ms. Brady’s resignation is furnished as exhibit 99.1 to this current report on Form 8-k

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 22, 2022.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: December 22, 2022	By:	/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer